Exhibit 21.1
                                                                    ------------


     As of March 31, 2002, the Company had the following subsidiaries:



        Name                                            Place of Organization
        ----                                            ---------------------

        Remodelers Holdings, Inc.                       Delaware
        Texas Real Estate Systems LLC                   Texas
        United Lending Partners, LP                     Texas
        Renaissance Title, LLC                          Texas
        Remodelers Acceptance Corporation               Nevada
           (d/b/a Assistance for America)